Exhibit 99.1
For Immediate Release

Contact:	Matt Roberts
Investor Relations/Business Analysis Director
678.597.7317
mroberts@manh.com
Manhattan Associates Reports First Quarter 2006 Results
Company Maintains Full Year Guidance
ATLANTA – April 25, 2006– Leading supply chain solutions provider, Manhattan Associates, Inc. (NASDAQ: MANH), today reported first quarter diluted earnings per share of $0.08. On a non-GAAP basis, diluted earnings per share were $0.16, a decline of eight percent versus the first quarter of 2005 due to lower software revenue.
FIRST QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2006 first quarter results, as compared to the 2005 first quarter results, are:
•	Consolidated revenue increased 12% to $62.8 million;
o	Software and hosting revenue was $11.1 million, a decrease of 20%

o	Services revenue posted a record $45.2 million, an increase of 21%
•	GAAP operating income was $3.1 million, down $4.6 million on lower software and hosting revenues. On a non-GAAP basis, operating income was $6.5 million, down $1.8 million;

•	GAAP diluted earnings per share was $0.08, a decrease of 50%. Adjusted earnings per share, on a non-GAAP basis, was $0.16, a decrease of 8%;

•	Cash flow from operations increased 73% to $9.9 million;

•	Cash and investments on hand at March 31, 2006, was $103.2 million.
“While disappointed in our software license revenue, our other financial metrics posted solid results for the first quarter and our overall business remains healthy,” stated Pete Sinisgalli, Manhattan Associates’ president and CEO. “We are committed to delivering the world’s leading supply chain solutions and remain optimistic about our financial opportunities in 2006.”

Other significant achievements during the quarter include:
•	Securing key new customers in the quarter including Alidi, Alternativa, Botanic, Build-A-Bear Workshop & Affiliates, Inc., Con-Way Truckload Services, LLC, Kangxin Logistics Co., Ltd., Kontena, Northern Safety Co., Inc., Shanghai Paradise Electrical Appliances Co., Ltd., Shenzhen Jin Tian Logistics Technology Co., Ltd., Sturm Foods, Inc., Sumifru Corporation, The Tranzonic Company, Thermwell Products Co., Inc., US Foodservice, Ventura Foods, LLC and Vera Bradley Designs, Inc.;

•	Expanding partnerships with many existing customers including Argos Limited, Blair Corporation, Deluxe Film Services, Exel Pty Ltd., Godiva Chocolatier, Inc., Goodman Global Holding, Inc., Halfords Ltd., Hudd Distribution Services, Inc., MOL Logistics Ltd., Nissin Corporation, Perfect 10 Satellite Distribution, Inc., TNT Logistics and VF;

•	Gartner’s Warehouse Management Magic Quadrant report placed Manhattan Associates’ Warehouse Management for Open Systems in the Leaders Quadrant, which included criteria such as completeness of vision and ability to execute[1]. Additionally, Manhattan Associates was also positioned within their Supply Chain Planning Magic Quadrant, for Distribution-Intensive Industries[2];

•	Earning the highest scores in the Current Offering and Financials categories for The Forrester Wave™: Transportation Management Solutions, Q1 2006 and recognition as a leader in The Forrester Wave™: Warehouse Management Systems, Q1 2006.
ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT:
Manhattan Associates adopted Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), Share-Based Payment, in the first quarter of 2006 using the modified prospective transition method, which does not require restatement of prior periods presented. The adoption of SFAS 123(R) reduced first quarter 2006 GAAP diluted earnings per share by $0.04. The Company estimates the accounting required by SFAS 123(R) will reduce full year 2006 GAAP diluted earnings per share by approximately $0.20 and will contribute to an overall effective tax

[1]	Gartner Research “Magic Quadrant for Warehouse Management Systems, 2006” by Jeff Woods and Tim Payne, March 29, 2006

[2]	Gartner Research “Magic Quadrant for Supply Chain Planning in Distribution-Intensive Industries, 1H06” by Andrew White, C. Dwight Klappich and Tim Payne, March 31, 2006

rate of 42.2%. This estimate is dependent upon a number of variables such as the number of options awarded, cancelled or exercised and fluctuations in the Company’s share price during the year.
2006 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the second quarter and full year 2006. The 2006 GAAP diluted earnings per share includes the impact of adopting SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

Range
GAAP
Q2 2006 — diluted earnings per share	$0.17 - $0.25
Full year 2006 — diluted earnings per share	$0.70 - $0.74

Adjusted — Non-GAAP
Q2 2006 — adjusted earnings per share	$0.26 - $0.34
Full year 2006 — adjusted earnings per share	$1.01 - $1.05
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The statements regarding future financial performance are based on current expectations, which include a modestly improving general economic and information technology spending environment over the course of the current year. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning June 15, 2006, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2006 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of July 2006.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted net income per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, net income and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted net income per share provides useful information to investors regarding additional financial and business trends relating to the company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release filing for this quarter ended March 31, 2006.
The non-GAAP adjusted operating income, adjusted net income and adjusted net income per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense, and stock option expense under SFAS 123(R). First quarter 2006 results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
About Manhattan Associates, Inc.
Manhattan Associates® is a leading supply chain solutions provider. The company’s supply chain planning, supply chain execution, business intelligence and business process platform capabilities enable its more than 1200 customers worldwide to enhance profitability, performance and competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
Software and hosting fees	$11,076	$13,814
Services	45,162	37,437
Hardware and other	6,547	5,056

Total Revenue	62,785	56,307

Costs and Expenses:
Cost of software and hosting fees	1,164	1,311
Cost of services	22,016	17,822
Cost of hardware and other	5,540	4,518
Research and development	10,111	7,678
Sales and marketing	10,136	9,688
General and administrative	8,766	6,699
Amortization of acquisition-related intangibles	1,217	924
Acquisition-related charges	722	—

Total costs and expenses	59,672	48,640

Operating income	3,113	7,667

Other income, net	846	485

Income before income taxes	3,959	8,152
Income tax provision	1,671	3,170

Net income	$2,288	$4,982

Basic net income per share	$0.08	$0.17
Diluted net income per share	$0.08	$0.16

Weighted average number of shares:
Basic	27,298	29,620
Diluted	27,645	30,276

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006			2006	2005			2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue:
Software and hosting fees	$11,076			$11,076	$13,814			$13,814
Services	45,162			45,162	37,437			37,437
Hardware and other	6,547			6,547	5,056			5,056

Total Revenue	62,785	—		62,785	56,307	—		56,307

Costs and Expenses:
Cost of software and hosting fees	1,164			1,164	1,311			1,311
Cost of services	22,016	(541	) (a)	21,475	17,822			17,822
Cost of hardware and other	5,540			5,540	4,518			4,518
Research and development	10,111	(243	) (a)	9,868	7,678			7,678
Sales and marketing	10,136	(332	) (a)	9,804	9,688			9,688
General and administrative	8,766	(293	) (a) (c)	8,473	6,699	327	(c)	7,026
Amortization of acquisition-related intangibles	1,217	(1,217	) (b)	—	924	(924	) (b)	—
Acquisition-related charges	722	(722	) (d)	—	—	—		—

Total costs and expenses	59,672	(3,348)		56,324	48,640	(597)		48,043

Operating income	3,113	3,348		6,461	7,667	597		8,264

Other income, net	846			846	485			485

Income before income taxes	3,959	3,348		7,307	8,152	597		8,749
Income tax provision	1,671	1,142	(e)	2,813	3,170	232	(e)	3,402

Net income	$2,288	$2,206		$4,494	$4,982	$365		$5,347

Basic net income per share	$0.08			$0.16	$0.17			$0.18
Diluted net income per share	$0.08			$0.16	$0.16			$0.18

Weighted average number of shares:
Basic	27,298			27,298	29,620			29,620
Diluted	27,645			27,645	30,276			30,276

(a)	We adopted SFAS 123(R) on January 1, 2006 using the modified prospective method. SFAS 123(R) requires us to expense stock options issued to employees. Previously we did not record compensation expense for employee stock options. The 2006 adjustments to cost of services, research and development, and sales and marketing represents stock option compensation expense recorded during the period. The 2006 adjustment to general and administrative expense includes $560 of stock option compensation expense recorded during the period. Total stock option expense in the quarter was $1.7 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $267 in 2006 and $327 in 2005 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention purposes. These funds are being distributed to employees upon completion of up to 12 months of service with us. The amount is being expensed over the required employee retention period. To date, $1.9 million of the $2.8 million has been expensed. This adjustment represents the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$16,253	$19,419
Short term investments	54,344	36,091
Accounts receivable, net of a $4,762 and $4,892 allowance for doubtful accounts in 2006 and 2005, respectively	50,282	58,623
Deferred income taxes	6,350	6,377
Refundable income taxes	458	449
Prepaid expenses and other current assets	10,934	11,268

Total current assets	138,621	132,227

Property and equipment, net	14,436	14,240
Long-term investments	32,586	38,165
Acquisition-related intangible assets, net	17,996	19,213
Goodwill, net	54,607	54,607
Deferred income taxes	12,270	11,995
Other assets	2,913	2,951

Total assets	$273,429	$273,398

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,055	$7,904
Accrued compensation and benefits	9,472	15,224
Accrued liabilities	12,776	13,427
Deferred revenue	31,359	27,204
Income taxes payable	1,473	2,535
Deferred rent	494	544
Current portion of capital lease obligations	112	147

Total current liabilities	60,741	66,985

Deferred rent	601	689
Deferred revenue	326	326

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2006 or 2005	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 27,424,971 shares issued and outstanding in 2006 and 27,207,260 shares issued and outstanding in 2005	274	272
Additional paid-in capital	91,460	87,476
Retained earnings	119,278	116,990
Accumulated other comprehensive income	749	863
Deferred compensation	—	(203)

Total shareholders’ equity	211,761	205,398

Total liabilities and shareholders’ equity	$273,429	$273,398

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating activities:
Net income	$2,288	$4,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,058	1,868
Amortization of acquisition- related intangibles	1,217	924
Stock compensation	1,707	91
Loss on disposal of equipment	2	—
Tax benefit of options exercised	1,380	(183)
Excess tax benefits from stock based compensation	(1,145)	—
Deferred income taxes	(299)	(625)
Unrealized foreign currency loss	213	430
Changes in operating assets and liabilities:
Accounts receivable, net	7,720	(3,978)
Other assets	319	(1,471)
Prepaid retention bonus	657	—
Accounts payable and accrued liabilities	(9,322)	(1,593)
Income taxes	(1,052)	2,999
Deferred rent	(88)	(51)
Deferred revenue	4,201	2,295

Net cash provided by operating activities	9,856	5,688

Investing activities:
Purchase of property and equipment	(2,195)	(2,507)
Net maturities (purchases) of investments	(12,630)	36,936
Payments in connection with various acquisitions	—	(132)

Net cash provided by (used in) investing activities	(14,825)	34,297

Financing activities:
Payment of capital lease obligations	(35)	(34)
Excess tax benefits from stock based compensation	1,145	—
Proceeds from issuance of common stock from options exercised	1,102	97

Net cash provided by financing activities	2,212	63

Foreign currency impact on cash	(409)	(205)

Net change in cash and cash equivalents	(3,166)	39,843
Cash and cash equivalents at beginning of period	19,419	37,429

Cash and cash equivalents at end of period	$16,253	$77,272

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1. Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenue:
Americas	$46,776	$49,573	$49,175	$55,398	$200,922	$51,143
EMEA	6,626	7,924	8,490	7,632	30,672	6,952
Asia Pacific	2,905	3,872	4,642	3,391	14,810	4,690

	$56,307	$61,369	$62,307	$66,421	$246,404	$62,785

GAAP Operating Income (Loss):
Americas	$9,107	$10,539	$6,085	$8,989	$34,720	$2,349
EMEA	(1,314)	(4,655)	690	926	(4,353)	363
Asia Pacific	(126)	425	476	(865)	(90)	401

	$7,667	$6,309	$7,251	$9,050	$30,277	$3,113

Adjustments (pre-tax):
Americas:
Amortization of intangibles	$924	$1,207	$1,161	$1,200	$4,492	$1,217
Stock based compensation	—	—	—	—	—	1,558
Sales tax recoveries	(327)	(291)	(240)	(370)	(1,228)	(267)
Acquisition related costs	—	524	1,081	829	2,434	722

	$597	$1,440	$2,002	$1,659	$5,698	$3,230

EMEA:
Stock based compensation	—	—	—	—	—	118
Restructuring charge	—	1,061	—	—	1,061	—
Write off of receivable	—	2,815	—	—	2,815	—

	—	3,876	—	—	3,876	118

Total Adjustments	$597	$5,316	$2,002	$1,659	$9,574	$3,348

Adjusted non-GAAP Operating Income (Loss):
Americas	$9,704	$11,979	$8,087	$10,648	$40,418	$5,579
EMEA	(1,314)	(779)	690	926	(477)	481
Asia Pacific	(126)	425	476	(865)	(90)	401

	$8,264	$11,625	$9,253	$10,709	$39,851	$6,461

2. Capital expenditures are as follows (in thousands):

	2005					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures	$2,507	$2,141	$2,698	$1,142	$8,488	$2,195

3. Adoption of Statement of Financial Accounting Standards 123(R), “Share-Based Payment”:
The Company adopted SFAS 123(R) on January 1, 2006 using the modified prospective transition method. SFAS 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Actual stock option expense recorded for 2006, as well as proforma expense for 2005 as if the Company had previously adopted the new statement on January 1, 2005 is presented below. During the fourth quarter of 2005, the Board of Directors approved an Option Acceleration Agreement that accelerated the vesting of unvested stock options held by the Company’s employees with an exercise price of $22.09 or higher. Stock option expense for the fourth quarter of 2005 includes $37.2 million of stock option expense ($26.9 million after tax) equal to the unamortized fair value of the options.

	2005- Proforma					2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Stock option expense (pre-tax)	$5,694	$5,519	$5,392	$42,769	$59,374	$1,676
Income tax benefit	(1,144)	(1,112)	(1,083)	(11,631)	(14,970)	(499)

Stock option expense, net of income tax	$4,550	$4,407	$4,309	$31,138	$44,404	$1,177

Diluted EPS impact	$0.15	$0.15	$0.15	$1.13	$1.55	$0.04

The adoption of SFAS 123(R) reduced first quarter 2006 GAAP diluted earnings per share by $.04. The Company estimates that the accounting required by SFAS 123(R) will reduce full year 2006 GAAP diluted earnings per share by approximately $0.20 and will contribute to an overall effective tax rate of 42.2%. This estimate is dependent upon a number of variables such as the number of options awarded, cancelled or exercised and fluctuations in share price during the year.
4. Stock Repurchase Activity
There were no repurchases in the current quarter. During 2005, we repurchased 2.8 million shares of common stock at a total cost of $61 million. As of March 31, 2006, the Company had $9 million of repurchase authority remaining.